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                                                                    EXHIBIT 16.1

               [LETTERHEAD OF PRICEWATERHOUSECOOPERS GOES HERE]



June 29, 2000



Mr. Gerald L. Salzman
President
Daily Journal Corporation
915 East First Street
Los Angeles, CA 90012

Dear Mr. Salzman:

This is to confirm that the client-auditor relationship between Daily Journal Corporation (Commission File Number 0-14665) and PricewaterhouseCoopers LLP has ceased.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
------------------------------
    PricewaterhouseCoopers LLP

cc:  Chief Accountant
     SECPS Letter File, Mail Stop 11-3
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549